UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 23, 2023

Enliven Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39247	81-1523849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Road Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

(720) 647-8519

(Registrant’s telephone number, including area code)

Imara Inc.

1309 Beacon Street, Suite 300, Office 341

Brookline, MA 02446

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ELVN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As a result of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), the following agreements of Enliven Inc. (formerly Enliven Therapeutics, Inc.) (“Former Enliven”) effectively became the agreements of Enliven Therapeutics, Inc. (formerly Imara Inc.) (the “Company”).

CVR Agreement

On February 23, 2023 prior to the effective time of the Merger, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (the “Rights Agent”), pursuant to which the Company’s pre-Merger common stockholders received one contingent value right (each, a “CVR”) for each outstanding share of the Company’s common stock held by such stockholder on such date. Each CVR represents the contractual right to receive payments upon the occurrence of certain events related to the Company’s sale of tovinontrine (IMR-687) and all other assets of the Company related to its PDE9 program to Cardurion Pharmaceuticals, Inc. (“Cardurion”) pursuant to the Company’s Asset Purchase Agreement dated as of September 6, 2022 with Cardurion, or a potential sale or license involving IMR-261, in each case as set forth in, and subject to the permitted deductions set forth in, and in accordance with the terms and conditions of, the CVR Agreement.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. In the event that no such proceeds are received, or the permitted deductions under the CVR Agreement are greater than any such proceeds, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that holders of CVRs will receive any amounts with respect thereto. The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the U.S. Securities and Exchange Commission (“SEC”). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs. No adjustment will be made to the Company’s options in connection with the issuance of the CVR.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of CVR Agreement, which is included hereto as Exhibit 10.1 and incorporated herein by reference.

Contingent Value Rights

On February 23, 2023, prior to the effective time of the Merger, the Company declared a dividend to its common stockholders of record of the right to receive one CVR for each outstanding share of Company common stock held by such stockholder as of such date, each representing the right to receive contingent payments upon the occurrence of certain events set forth in, and subject to and in accordance with the terms and conditions of, the CVR Agreement. The record date for such dividend was February 22, 2023, the close of business on the last business day prior to the day on which the effective time of the Merger occurred and the payment date for which shall be three business days after the effective time of the Merger. In connection with such dividend, the Company caused the CVR Agreement to be duly authorized, executed and delivered by the Company and the Rights Agent.

Agreements with Directors and Executive Officers

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 5.02 is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 23, 2023, the Company completed its business combination with Former Enliven in accordance with the terms of the Agreement and Plan of Merger, dated as of October 13, 2022 (the “Merger Agreement”), by and among the Company, Former Enliven and a wholly owned subsidiary of the Company, Iguana Merger Sub, Inc. (“Merger Sub”), pursuant to which, among other matters, subject to the terms and conditions thereof, Merger Sub merged with and into Former Enliven, with Former Enliven surviving as a wholly owned subsidiary of the Company, and the surviving corporation of the merger (the “Merger”). As previously reported, on February 22, 2023, the Company implemented an increase in the number of authorized shares of common stock from 200,000,000 to 400,000,000 (the “Share Increase”). Effective at 5:00 p.m. Eastern Time on February 23, 2023, the Company effected a 1-for-4 reverse stock split of its common stock (the “Reverse Stock Split”) and implemented a reduction in the number of authorized shares of common stock to 100,000,000 (the “Common Stock Reduction”); effective at 5:01 p.m. Eastern Time, the Company completed the Merger; and effective at 5:02 p.m. Eastern Time, the Company changed its name to “Enliven Therapeutics, Inc.” (the “Name Change”). Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Former Enliven, which is a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule inhibitors to help patients with cancer. Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split.

Under the terms of the Merger Agreement, immediately prior to the effective time of the Merger, each share of Former Enliven’s preferred stock was converted into a share of Former Enliven’s common stock. At the effective time of the Merger, the Company issued an aggregate of approximately 34,426,351 shares of its common stock to Former Enliven stockholders, based on an exchange ratio of approximately 0.2951 shares of Company common stock for each share of Former Enliven capital stock, including those shares of Former Enliven common stock issued upon conversion of Former Enliven’s preferred stock and those shares of Former Enliven common stock issued in the Former Enliven pre-closing financing transaction which closed on February 23, 2023, prior to the closing of the Merger (the “Former Enliven pre-closing financing”), (but excluding shares to be canceled pursuant to the Merger Agreement and excluding dissenting shares), resulting in approximately 41.1 million shares of the Company’s common stock being issued and outstanding immediately following the effective time of the Merger. Immediately following the Merger, Company securityholders as of immediately prior to the Merger owned approximately 16% of the outstanding shares of the Company on a fully diluted basis and Former Enliven securityholders, including those who purchased shares in the Former Enliven pre-closing financing, owned approximately 84% of the outstanding shares of the Company on a fully diluted basis.

David Bonita, M.D., a former director of the Company, is a member of OrbiMed Advisors LLC, which is referred to collectively, together with its affiliates and affiliated investment entities (including OrbiMed Private Investments VII, L.P., OrbiMed Genesis Master Fund, L.P. and The Biotech Growth Trust PLC) as OrbiMed. OrbiMed was a stockholder of Former Enliven and is a stockholder of the Company. OrbiMed Private Investments VII, L.P. and OrbiMed Genesis Master Fund, L.P. received proceeds as a result of the Merger akin to other stockholders of Former Enliven. Dr. Bonita served as a representative of OrbiMed on the Company’s board of directors (“Board”) prior to the Merger. OrbiMed participated in the Enliven pre-closing financing, which closed immediately prior to the closing of the Merger. Rishi Gupta, a director of Former Enliven who is affiliated with OrbiMed, was appointed to the Company’s Board in connection with the Merger.

In connection with the Merger, each stock option granted under Former Enliven’s 2019 Equity Incentive Plan (the “Former Enliven 2019 Plan”), that was outstanding immediately prior to the effective time of the Merger was assumed by the Company and became an option to acquire, on the same terms and conditions as were applicable to such Former Enliven stock option immediately prior to the effective time of the Merger, a number of shares of Company common stock equal to the number of shares of Former Enliven common stock subject to the unexercised portion of the Former Enliven stock option immediately prior to the effective time of the Merger, multiplied by the exchange ratio (rounded down to the nearest whole share number), with an exercise price per share for the options equal to the exercise price per share of such Former Enliven stock option immediately prior to the effective time of the Merger divided by the exchange ratio (rounded up to the nearest whole cent). Such assumed options continue to be governed by the terms and conditions of the Former Enliven 2019 Plan. Upon the closing of the Merger, the Company assumed the Former Enliven 2019 Plan.

As previously disclosed, at the special meeting of the Company’s stockholders held on February 22, 2023 (the “Special Meeting”), the Company’s stockholders approved the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Amended and Restated 2020 Plan”). The Amended and Restated 2020 Plan is intended to best position the Company to implement effective, market-competitive equity compensation awards following the Merger. The Company’s stockholders approved the Amended and Restated 2020 Plan, prior to the effectiveness of the Reverse Stock Split, to (i) subject to adjustment in the event of stock splits, stock dividends, or similar changes in capitalization, increase the number of shares of Company common stock reserved for issuance under the plan to 17,100,000 shares, (ii) provide for an annual increase, to be added on the first day of each fiscal year during the term of the plan, beginning with the fiscal year commencing on January 1, 2024, of 4.5% of the number of shares of Company common stock outstanding on the first day of such fiscal year or a lesser number of shares determined by the Company’s Board, (iii) provide that up to 17,100,000 shares of Company common stock may be granted as “incentive stock options” under the Amended and Restated 2020 Plan, (iv) extend the term of the plan to the tenth anniversary of the closing date of the Merger and (v) revise certain provisions of the plan relating to the Board’s ability to delegate authority to make awards under the plan. A description of the Amended and Restated 2020 Plan is included in the Registration Statement on Form S-4, as amended, filed with the SEC on January 9, 2023 (File No. 333-268300) (the “Registration Statement”) in the section titled “Proposal No. 4—Approval of the Imara Inc. Amended and Restated 2020 Equity Incentive Plan” which is incorporated herein by reference. The foregoing description of the Amended and Restated 2020 Plan does not reflect the Reverse Stock Split, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated 2020 Plan, the related form of stock option agreement under the Amended and Restated 2020 Plan and the related form of restricted stock unit agreement under the Amended and Restated 2020 Plan, which are included hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

As previously disclosed, at the Special Meeting of the Company’s stockholders held on February 22, 2023, the Company’s stockholders approved an amendment to the Company’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”). A description of the 2020 ESPP is included in the Registration Statement in the section titled “Proposal No. 5—Approval of an Amendment to the Imara Inc. 2020 Employee Stock Purchase Plan, or the Imara 2020 ESPP, to increase the number of shares of common stock reserved for issuance under the Imara 2020 ESPP to 1,628,535 shares” which is incorporated herein by reference. The foregoing description of the amendment to the 2020 ESPP does not reflect the Reverse Stock Split, does not purport to be complete and is qualified in its entirety by reference to the amendment to the 2020 ESPP, which is included hereto as Exhibit 10.5 and incorporated herein by reference.

The issuance of the shares of the Company’s common stock issued to the stockholders of Former Enliven, other than shares of the Company’s common stock issued in exchange for shares of Former Enliven common stock sold in the Former Enliven pre-closing financing, was registered with the SEC on the Company’s Registration Statement.

The shares of the Company’s common stock listed on The Nasdaq Global Select Market, previously trading through the close of business on February 23, 2023 under the ticker symbol “IMRA,” commenced trading on The Nasdaq Global Select Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “ELVN,” on February 24, 2023. The Company’s common stock is represented by a new CUSIP number, 29337E102.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 on the Report on Form 8-K filed by the Company on October 13, 2022, and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

At the Special Meeting, the Company’s stockholders approved an amendment to the restated certificate of incorporation of the Company (the “Stock Split Amendment”) to effect the Reverse Stock Split and the Common Stock Reduction. On February 23, 2023, the Company filed the Stock Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split effective as of 5:00 p.m. on February 23, 2023. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every 4 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split, including shares of the Company’s common stock issued to Former Enliven stockholders in connection with the Merger, were combined and reclassified into one share of the Company’s common stock. The number of authorized shares of the Company’s common stock was also proportionately adjusted from 400,000,000 to 100,000,000 in connection with the Common Stock Reduction. Immediately following the Reverse Stock Split and the effectiveness of the Merger, there were approximately 41.1 million shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is entitled to receive a proportional cash payment in lieu thereof.

On February 23, 2023, the Company filed a certificate of amendment (the “Name Change Amendment”) to the Company’s restated certificate of incorporation with the Secretary of State of the State of Delaware to change the name of the Company to “Enliven Therapeutics, Inc.” effective as of 5:02 p.m. on February 23, 2023.

The foregoing descriptions of the Stock Split Amendment and the Name Change Amendment are not complete and are subject to and qualified in their entirety by reference to the Stock Split Amendment and the Name Change Amendment, copies of which are included hereto as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Ernst & Young LLP (“EY”) served as the independent registered accounting firm of the Company prior to the completion of the Merger. On February 23, 2023, following the completion of the Merger, EY was informed that the Audit Committee of the Board (the “Audit Committee”) approved EY’s dismissal as the Company’s independent registered public accounting firm, effective immediately.

The reports of EY on the financial statements of the Company for the fiscal years ended December 31, 2021 and December 31, 2022 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and subsequent period from January 1, 2023 to February 23, 2023, there were (i) no disagreements as defined in Item 304(a)(1)(iv) of Regulation S-K with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has furnished to EY the statements made in this Item 4.01. Included as Exhibit 16.1 to this Form 8-K is EY’s letter to the SEC, dated March 1, 2023, regarding these statements.

Deloitte & Touche LLP (“Deloitte”) served as the independent registered public accounting firm of Former Enliven prior to the completion of the Merger. On February 23, 2023, following the completion of the Merger, the Audit Committee approved the appointment of Deloitte as the Company’s independent registered public accounting firm, effective immediately.

Item 5.01. Changes in Control of Registrant.

To the extent required by Item 5.01 of Form 8-K, the information contained in Item 2.01 and Item 5.02 is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Pursuant to the Merger Agreement, on February 23, 2023, immediately prior to and effective upon the closing of the Merger, David M. Mott, David Bonita, M.D., Mark Chin, Edward Conner, M.D., Carl Goldfischer, M.D., Barbara J. Dalton, Ph.D, and Laura Williams, M.D., MPH, resigned from the Board and committees of the Board on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

On February 23, 2023, immediately prior to and effective upon the closing of the Merger, Rahul D. Ballal, Ph.D., resigned from his position as the Company’s President and Chief Executive Officer, and Michael P. Gray resigned from his position as the Company’s Chief Financial Officer and Chief Operating Officer. The resignations of Dr. Ballal and Mr. Gray were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

The Company entered into letter agreements with Dr. Ballal and Mr. Gray in connection with their respective initial hirings (the “Letter Agreements”). As subsequently amended, the Letter Agreements provide that upon a termination of Dr. Ballal’s or Mr. Gray’s employment under certain circumstances, he is entitled to receive certain severance payments and benefits, as well as full acceleration of vesting on all outstanding options and restricted stock units as of the date of such termination. As previously disclosed, on May 5, 2022, the Company entered into retention agreements with Dr. Ballal and Mr. Gray. The Company amended and restated the retention agreement with Mr. Gray on May 18, 2022 and further amended the retention agreements with each of Dr. Ballal and Mr. Gray on September 6, 2022 (the “Retention Agreements”). Pursuant to the Retention Agreements, since Dr. Ballal and Mr. Gray were employed by the Company on the date of the closing of the Merger, the exercise period for the outstanding stock options held by Dr. Ballal and Mr. Gray with an exercise price of less than $5.00 per share was modified so that the date that each applicable option may be exercised was extended to the earlier of (a) eighteen months following his respective cessation of employment from the Company and (b) the final exercise date for each such applicable stock option. In the case of Dr. Ballal, the applicable exercise period will be the later of 18 months following his cessation of employment from the Company or the exercise period that would otherwise apply following his termination of service as a director (but in either case not beyond the final exercise date for each such applicable stock option).

On February 23, 2023, the Company entered into separation agreements with Dr. Ballal and Mr. Gray in connection with the closing. The Company paid Dr. Ballal the gross amount of $1,225,500, representing (i) 18 months of salary at Dr. Ballal’s then-current base rate of pay (less $12,000 in accordance with Dr. Ballal’s Letter Agreement) and (ii) 150% of Dr. Ballal’s then-current target bonus, in each case less lawful taxes, deductions and withholdings, in a lump sum. The Company shall also reimburse Dr. Ballal’s premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) on a monthly basis until the earlier of (i) 18 months following February 23, 2023, or (ii) the date upon which Dr. Ballal commences full time employment (or employment that provides him with eligibility for healthcare benefits substantially comparable to those provided by the Company or its affiliates) with an entity other than the Company or its affiliate. Under his separation agreement, Dr. Ballal waived acceleration of vesting of any outstanding and unvested stock options, but his outstanding equity awards will otherwise continue to vest pursuant to their terms, subject to his continued service as a member of the Company’s board of directors.

The Company paid Mr. Gray the gross amount of $672,980, representing (i) 12 months of salary at Mr. Gray’s then-current base rate of pay and (ii) 100% of Mr. Gray’s then-current target bonus, in each case less lawful taxes, deductions and withholdings, in a lump sum. The Company shall also reimburse Mr. Gray’s premiums under COBRA on a monthly basis until the earlier of (i) 18 months following February 23, 2023, or (ii) the date upon which Mr. Gray commences full time employment (or employment that provides him with eligibility for healthcare benefits substantially comparable to those provided by the Company or its affiliates) with an entity other than the Company or its affiliate.

The separation agreements also contain a general release of claims against the Company except those relating to (i) the officer’s “accrued benefits” as defined in the officer’s applicable Letter Agreement, (ii) benefits and/or the right to seek benefits under the applicable workers’ compensation and/or unemployment compensation statutes, (iii) claims that cannot be waived by signing the applicable separation agreement, (iv) claims under the applicable separation agreement and (v) the officer’s right to indemnification and defense under any insurance policy or otherwise due to the officer’s role at the Company and (vi) the officer’s rights as a shareholder. The separation agreements also contain certain covenants, including non-disparagement and confidentiality obligations.

The above descriptions of the separation agreements do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of the applicable separation agreements of Dr. Ballal and Mr. Gray included as Exhibits 10.6 and 10.7, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

(c)

Pursuant to the Merger Agreement, on February 23, 2023, the Board appointed Sam Kintz, M.B.A, as President and Chief Executive Officer of the Company and Benjamin Hohl as Chief Financial Officer of the Company.

Sam Kintz, M.B.A., age 37, is one of Former Enliven’s co-founders and has served as its President and Chief Executive Officer and a member of its board of directors since June 2019, and was appointed as the President, Chief Executive Officer, and a member of the Board of directors of the Company in connection with the closing of the Merger. Prior to joining Former Enliven, Mr. Kintz served as Executive Director, Head of Research at AbbVie Stemcentrx LLC, a subsidiary of AbbVie Inc., a biopharmaceutical company, from October 2016 to June 2019. He served as Senior Director, Strategy and Business Development at Stemcentrx, Inc., a private biopharmaceutical company, from February 2016 to October 2016 until it was acquired by AbbVie. He has also worked as a medicinal chemist at Genentech, where he designed and synthesized small-molecule drugs for the treatment of cancer. Mr. Kintz holds a B.S. in Chemistry from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Benjamin Hohl, age 34, has served as Former Enliven’s Chief Financial Officer since August 2021 and was appointed as the Chief Financial Officer of the Company in connection with the closing of the Merger. Mr. Hohl joined Former Enliven from the Healthcare Investment Banking Group at Goldman Sachs & Co LLC, an investment bank and financial services company, where he worked as an investment banker for nearly a decade advising on and executing biopharmaceutical and life sciences financing and strategic transactions from July 2012 to July 2021. He holds a B.A. in Business Economics and Accounting from the University of California, Los Angeles.

There are no family relationships between Messrs. Kintz and Hohl and any director or executive officer of the Company, and Messrs. Kintz and Hohl do not have a direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Confirmatory Employment Letters

In connection with and effective as of the closing of the Merger, on February 23, 2023, the Company entered into a confirmatory employment letter with Messrs. Kintz and Hohl and Dr. Helen Collins, who was appointed as the Company’s Chief Medical Officer in connection with the Merger. Each confirmatory employment letter provides for at-will employment and no specific term.

Pursuant to the applicable confirmatory employment letter, Mr. Kintz’s annual base salary was increased from $400,000 to $550,000, and he will be eligible to receive an annual target cash incentive payment of up to 50% of his annual base salary, Dr. Collins’ annual base salary was increased from $400,000 to $465,000, and she will be eligible to receive an annual target cash incentive payment of up to 40% of her annual base salary, and Mr. Hohl’s annual base salary was increased from $350,000 to $410,000, and he will be eligible to receive an annual target cash incentive payment of up to 40% of his annual base salary.

Each of Messrs. Kintz and Hohl and Dr. Collins will be eligible to receive certain severance benefits upon certain involuntary terminations pursuant to a change in control and severance agreement entered into with us, as described in more detail below.

The above descriptions of the confirmatory employment letters do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of the applicable confirmatory employment related agreements of Mr. Kintz, Dr. Collins and Mr. Hohl included as Exhibits 10.8, 10.9 and 10.10, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Change in Control and Severance Agreements

The Board has approved and the Company’s executive officers and other key employees have entered into change in control and severance agreements, in connection with and effective as of the closing of the Merger on February 23, 2023.

Pursuant to the change in control and severance agreements, if, within the 3 month period prior to or the 12 month period following a “change in control” (as defined in the applicable agreement), the Company terminates the employment of the applicable executive without “cause ” (excluding death or disability) or such executive resigns for “good reason” (as defined in the applicable agreement) and within 60 days of such termination the executive executes and does not revoke a separation agreement and release of claims, such executive will be entitled to receive (i) a lump sum payment equal to the sum of 12 months (or 18 months with respect to Mr. Kintz) of such executive’s then current annual base salary and 100% (or 150% with respect to Mr. Kintz) of the executive’s annual target bonus, less applicable withholdings, (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA for such executive and such executive’s respective eligible dependents for up to 12 months (or 18 months with respect to Mr. Kintz) and (iii) vesting acceleration as to 100% of the then-unvested shares subject to each of such executive’s then outstanding equity awards (and in the case of awards subject to performance-based vesting conditions, such performance-based vesting conditions will be deemed achieved at target, unless otherwise specified in the applicable award agreement governing such award).

Pursuant to the change in control and severance agreements, if, outside of the 3 month period prior to or the 12 month period following a “change in control” (as defined in the applicable agreement), the Company terminates the employment of the applicable executive without “cause” (excluding death or disability) or such executive resigns for “good reason” (as defined in the applicable agreement) and within 60 days of such termination the executive executes and does not revoke a separation agreement and release of claims, such executive will be entitled to receive (i) continuing payments of his or her then current annual base salary for a period of 9 months (or 12 months with respect to Mr. Kintz), and (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA for such executive and such executive’s respective eligible dependents for up to 9 months (or up to 12 months with respect to Mr. Kintz).

Pursuant to the change in control and severance agreements, in the event any payment to the applicable executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (the “Code”) (as a result of a payment being classified as a parachute payment under Section 280G of the Code), such executive will receive such payment as would entitle such executive to receive the greatest after-tax benefit, even if it means that the Company pays such executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

The above descriptions of the change in control and severance agreements for Mr. Kintz, Dr. Collins and Mr. Hohl do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of the applicable change and control and severance agreements included as Exhibits 10.11, 10.12 and 10.13, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Post-Closing Executive Equity Awards

The Company expects that the Board will grant new equity awards covering shares of common stock of the Company to its executive officers and certain other key employees, with the size and terms of such equity awards to be based on the recommendations of AON / Radford, the independent compensation consultant of the Compensation Committee of the Board (the “Compensation Committee”). These new equity awards are expected to consist of stock options under the Amended and Restated 2020 Plan, and a standard form of option agreement thereunder. Each new equity award will generally vest over four years following the date of grant, subject to the recipient’s continued service to the Company. The Company expects that Mr. Kintz, Dr. Collins and Mr. Hohl will each receive new stock options covering approximately 1.1%, 0.5% and 0.5%, respectively, of the Company’s outstanding shares on a fully diluted basis.

(d)

Board Members

Pursuant to the Merger Agreement, as of the effective time of the Merger, the size of the Board was fixed at nine members consisting of one member designated by the Company, Dr. Ballal, and all eight members of the board of directors of Former Enliven, namely Sam Kintz, M.B.A., Joseph Lyssikatos, Ph.D., Jake Bauer, Mika Derynck, M.D., Rishi Gupta, J.D., Richard Heyman, Ph.D., Andrew Phillips, Ph.D., and Andrew Schwab. Except for the agreements and plans described in this Item 5.02 and the transactions which were described in the Company’s Form S-4/A which was filed with the SEC on January 9, 2023 under the section “Certain Relationships and Related Party Transactions of the Combined Company - Enliven Transactions”, there are no family relationships between any of the directors of the Board which were appointed on February 23, 2023 and any director or executive officer of the Company, and such directors do not have a direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Board Classes

Following the Merger, the classes of the Board are as follows:

•	Class I directors, whose terms expire at the Company’s 2024 annual meeting of stockholders: Dr. Derynck, Mr. Gupta and Dr. Lyssikatos;

•	Class II directors, whose terms expire at the Company’s 2025 annual meeting of stockholders: Dr. Ballal, Mr. Bauer and Dr. Phillips; and

•	Class III directors, whose terms expire at the Company’s 2023 annual meeting of stockholders: Dr. Heyman, Mr. Kintz and Mr. Schwab.

Dr. Heyman was appointed as the Executive Chairman of the Board.

Committee Composition

Mr. Bauer, Dr. Phillips and Mr. Schwab were appointed to the Audit Committee of the Board, and Mr. Bauer was appointed the chair of the Audit Committee. Mr. Gupta, Mr. Bauer and Dr. Heyman were appointed to the Compensation Committee of the Board, and Mr. Gupta was appointed the chair of the Compensation Committee. Dr. Phillips and Dr. Derynck were appointed to the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), and Dr. Phillips was appointed the chair of the Nominating and Corporate Governance Committee.

Outside Director Compensation Policy

The Board approved an outside director compensation policy for non-employee directors of the Board, in connection with and effective as of the closing of the Merger on February 23, 2023 (the “Director Compensation Policy”).

Under the Director Compensation Policy, each non-employee director receives the cash and equity compensation for board services described below. The Company also reimburses non-employee directors for reasonable, customary, and documented travel expenses to Board or committee meetings.

The Director Compensation Policy includes a maximum annual limit of $750,000 of cash retainers or fees and the Value (as defined below) of equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year, increased to $1,000,000 in the first year an individual becomes a non-employee director. Any cash compensation paid, or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), or prior to the effective date of the non-employee Director Compensation Policy will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee directors.

Cash compensation

Non-employee directors are entitled to receive the following cash compensation for their services under the Director Compensation Policy:

•	$35,000 per year for service as a Board member;

•	$15,000 per year for service as chair of the Audit Committee;

•	$7,500 per year for service as a member of the Audit Committee;

•	$10,000 per year for service as chair of the Compensation Committee;

•	$5,000 per year for service as a member of the Compensation Committee;

•	$8,000 per year for service as chair of the Nominating and Corporate Governance Committee; and

•	$4,000 per year for service as a member of the Nominating and Corporate Governance Committee.

Each non-employee director who serves as the chair of a committee will receive the annual fee for service as a Board member and only the additional annual cash fee as the chair of the committee, and not the annual fee as a member of the committee. All cash payments to outside directors are paid quarterly in arrears on a pro-rated basis.

Equity Compensation

Merger Award: Each individual who is a non-employee director as of the effective date of the Director Compensation Policy will receive, on the first trading date on or after closing of the Merger, an award (a “Merger Award”) of stock options to purchase a number of shares of common stock of the Company having a Value (as defined below) of $500,000 (provided that the Merger Award granted to the outside director who serves as the non-executive chair of the Board (the “Chair”) will have a Value of $625,000), with any resulting fraction rounded down to the nearest whole share; provided that the number of shares subject to a Merger Award will not exceed 64,923 (81,153 with respect to the Chair), with such limit subject to equitable adjustment by the Board in the event of certain capitalization adjustments. Each Merger Award will vest in equal monthly installments over a 36 month period, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

Initial Award: Each individual who first becomes a non-employee director after closing of the Merger and who does not receive a Merger Award will receive, on the first trading date on or after the date on which the person first becomes a non-employee director (the “Initial Start Date”), an award (an “Initial Award”) of stock options to purchase a number of shares of common stock of the Company having a Value (as defined below) of $500,000, with any resulting fraction rounded down to the nearest whole share; provided that the number of shares subject to an Initial Award will not exceed 64,923, with such limit subject to equitable adjustment by the Board in the event of certain capitalization adjustments. Each Initial Award will vest in equal monthly installments over a 36 month period, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date. If the individual was a member of the Board and also an employee, becoming a non-employee director due to termination of employment will not entitle them to Initial Awards.

Annual Award: Each non-employee director automatically will receive, on the first trading day immediately following each annual meeting of the Company’s stockholders which occurs in the year following the effective date of the Director Compensation Policy, an annual award (an “Annual Award”) of stock options to purchase a number of shares of common stock of the Company having a Value (as defined below) of $250,000 (provided that an Annual Award granted to the Chair will have a Value of $312,500), with any resulting fraction rounded down to the nearest whole share; provided that the first Annual Award granted to an individual who first becomes a non-employee director following the effective date of the Director Compensation Policy will have a Value (as defined below) equal to the product of (A) $250,000 multiplied by (B) a fraction, (i) the numerator of which is the number of fully completed months between the applicable Initial Start Date and the date of the first annual meeting of the Company’s stockholders to occur after such individual first becomes a non-employee director, and (ii) the denominator of which is 12; and provided further that the number of shares subject to an Annual Award will not exceed 32,461 (40,576 with respect to the Chair), with such limit subject to equitable adjustment by the Board in the event of certain capitalization adjustments and automatic pro rata adjustment pursuant to the terms of the Director

Compensation Policy with respect to the first Annual Award granted to an individual who first becomes a non-employee director following the effective date of the Director Compensation Policy. Each Annual Award will vest in full on the first anniversary of the date on which the Annual Award is granted, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

For purposes of the Director Compensation Policy, “Value” means grant date fair value as determined in accordance with U.S. generally accepted accounting principles (“GAAP”), or such other methodology the Board or any designated committee of the Board, as applicable, may determine prior to the grant of the applicable equity award becoming effective.

In the event of a “change in control” (as defined in the Director Compensation Policy), each non-employee director will fully vest in their outstanding Company equity awards issued under the Director Compensation Policy, including any Merger Award, Initial Award or Annual Award, immediately prior to the consummation of the change in control provided that the non-employee director continues to be a non-employee director through such date.

The above description of the Director Compensation Policy does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the Director Compensation Policy included as Exhibit 10.14 to this Current Report on Form 8-K, which is incorporated herein by reference.

Consulting Agreement with Dr. Heyman

Former Enliven entered into a consulting agreement with Dr. Heyman, who also serves on the Company’s scientific advisory board. Pursuant to the consulting agreement with Dr. Heyman, he provides advisory services related to research and development strategy, regulatory and commercial positioning as well as business strategy. These services are provided in a largely informal manner, from time to time as requested by Former Enliven. The consulting agreement contains customary confidentiality, invention assignment, non-solicitation and other customary provisions. The consulting agreement terminates upon the earlier of: (i) final completion of Dr. Heyman’s services; (ii) fourteen days prior written notice by Former Enliven or (iii) termination by Former Enliven without notice if Dr. Heyman refuses to or is unable to provide services or is otherwise in breach of any material provisions of such consulting agreement. In addition, Former Enliven agreed to reimburse reasonable expenses incurred in connection with providing consulting services. The foregoing description of the consulting agreement with Dr. Heyman is qualified in its entirety by the full text of the consulting agreement, which is included hereto as Exhibit 10.15 and incorporated herein by reference.

Indemnification Agreements

In connection with the Merger, the Company entered into indemnification agreements with each of its directors, executive officers, and certain key consultants on February 23, 2023. The Company’s indemnification agreement with Dr. Ballal replaced and superseded the Company’s previous indemnification agreement with him. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or other proceedings arising from each individual’s service to the Company to the fullest extent not prohibited by law. The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is included hereto as Exhibit 10.16 and incorporated herein by reference.

(e)

Assumed Equity Awards

The Company assumed, effective as of the closing of the Merger, the Former Enliven 2019 Plan, filed as Exhibit 10.17 to this Current Report on Form 8-K and incorporated herein by reference including the related forms of stock option agreement, stock option agreement with early exercise and restricted stock purchase agreement, as well as the outstanding awards granted thereunder, the award agreements evidencing the grants of such awards and the remaining shares available under the Former Enliven 2019 Plan, including any awards granted to the Company’s named executive officers, in each case subject to applicable adjustments in the manner set forth in the Merger Agreement to such awards.

(f)

Employee Incentive Compensation Plan

The Board approved an employee incentive compensation plan (the “Master Bonus Plan”) in connection with and effective as of the closing of the Merger on February 23, 2023.

The Board or a committee appointed by the Board will administer the Master Bonus Plan, provided that unless and until the Board determines otherwise, the Company’s Compensation Committee will administer the Master Bonus Plan. The Master Bonus Plan allows the administrator to provide awards to employees selected for participation, who may include certain of the Company’s named executive officers, which awards may be based upon performance goals established by the administrator. The administrator may establish a target award for each participant under the Master Bonus Plan, which may be expressed as a percentage of the participant’s average annual base salary for the applicable performance period, a fixed dollar amount, or such other amount or based on such other formula as the administrator determines to be appropriate.

Under the Master Bonus Plan, the administrator determines the performance goals, if any, applicable to any target award (or portion thereof) for a performance period, which may include, without limitation, goals related to: (i) research and development, (ii) regulatory milestones or regulatory-related goals, (iii) gross margin, (iv) financial milestones, (v) new product or business development (including geographical expansion) or sales, marketing or other commercial matters, (vi) operating margin, (vii) product release timelines or other product release milestones, (viii) publications, (ix) cash flow, (x) procurement, (xi) savings, (xii) internal structure, (xiii) leadership development, (xiv) project, function or portfolio-specific milestones, (xv) license or research collaboration agreements, (xvi) capital raising, (xvii) patent filings and (xviii) individual objectives such as peer reviews or other subjective or objective criteria. As determined by the administrator, the performance goals may be based on GAAP or non-GAAP results and any actual results may be adjusted by the administrator for one-time items or unbudgeted or unexpected items and/or payments of awards under the Master Bonus Plan when determining whether the performance goals have been met. The performance goals may be based on any factors the administrator determines relevant, including without limitation on an individual, divisional, portfolio, project, business unit, segment or company-wide basis. Any criteria used may be measured on such basis as the administrator determines, including without limitation: (a) in absolute terms, (b) in combination with another performance goal or goals (for example, but not by way of limitation, as a ratio or matrix), (c) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (d) on a per-share basis, (e) against the Company’s performance as a whole or a segment and/or (f) on a pre-tax or after-tax basis. The performance goals may differ from participant to participant and from award to award. Failure to meet the applicable performance goals will result in a failure to earn the target award, subject to the administrator’s discretion to modify an award. The administrator also may determine that a target award (or portion thereof) will not have a performance goal associated with it but instead will be granted (if at all) as determined by the administrator.

The administrator may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the administrator’s discretion. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards under the Master Bonus Plan generally will be paid in cash (or its equivalent) in a single lump sum only after they are earned and approved by the administrator, provided that the administrator reserves the right, in its sole discretion, to settle an actual award with a grant of an equity award with such terms and conditions, including vesting requirements, as determined by the administrator in its sole discretion. Unless otherwise determined by the administrator, to earn an actual award, a participant must be employed by the Company (or an affiliate of the Company, as applicable) through the date the bonus is paid. Payment of bonuses occurs as soon as administratively practicable after the end of the applicable performance period, but in no case after the later of (i) the 15th day of the third month of the fiscal year immediately following the fiscal year in which the bonuses vest and (ii) March 15 of the calendar year immediately following the calendar year in which the bonuses vest.

Awards under the Company’s Master Bonus Plan will be subject to reduction, cancellation, forfeiture or recoupment in accordance with any clawback policy that the Company adopts pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, the administrator may impose such other clawback, recovery or recoupment provisions with respect to an award under the Master Bonus Plan as the administrator determines necessary or appropriate, including without limitation a reacquisition right in respect of previously acquired cash, stock or other property provided with respect to an award.

The administrator has the authority to amend or terminate the Master Bonus Plan. However, such action may not materially alter or materially impair the existing rights of any participant with respect to any earned bonus without the participant’s consent. The Master Bonus Plan will remain in effect until terminated in accordance with the terms of the Master Bonus Plan.

The above description of the Master Bonus Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the Master Bonus Plan included as Exhibit 10.18 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, the Board adopted a new Code of Business Conduct and Ethics (the “Code of Conduct”) on February 23, 2023. The Code of Conduct superseded the Company’s existing code of business conduct and ethics previously adopted by the Board (the “Pre-Merger Code”). The Code of Conduct applies to all directors, officers, employees, contractors, consultants and agents of the Company.

The Code of Conduct is designed to deter wrongdoing and to promote fair and accurate financial reporting; compliance with applicable laws, rules and regulations including, without limitation, full, fair, accurate, timely and understandable disclosure in reports and documents the Company files with, or submits to, the SEC and in the Company’s other public communications; the prompt internal reporting of violations of the Code of Conduct as set forth in the Code of Conduct; honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; and a culture of honesty and accountability.

The newly adopted Code of Conduct did not result in any explicit or implicit waiver of any provision of the Pre-Merger Code. The foregoing description of the Code of Conduct does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is included hereto as Exhibit 14.1 and incorporated herein by reference.

Item 8.01. Other Events.

On February 23, 2023, the Company issued a press release announcing, among other things, the closing of the Merger. A copy of the press release is included as Exhibit 99.1 hereto and incorporated herein by reference.

The Company’s Risk Factors, the Company’s Business Section and the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations of Former Enliven as of and for the years ended December 31, 2021 and 2020 and as of September 30, 2022 and for the nine month periods ended September 30, 2022 and 2021 are filed herewith and included hereto as Exhibits 99.2, 99.3, and 99.4 respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited financial statements of Former Enliven as of December 31, 2021 and 2020 and for the years then ended are filed herewith as Exhibit 99.5 to this Current Report on Form 8-K and are incorporated herein by reference. The audited financial statements of Former Enliven as of December 31, 2022 as required by Item 9.01(a) will be filed in an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

The unaudited condensed interim financial statements of Former Enliven as of September 30, 2022 and for the nine months ended September 30, 2022 and 2021 are filed herewith as Exhibit 99.6 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma financial information for the year ended December 31, 2021 and the nine months ended September 30, 2022 are filed herewith as Exhibit 99.7 to this Current Report on Form 8-K and are incorporated herein by reference. The pro forma financial information for the year ended December 31, 2022 as required by Item 9.01(b) will be filed in an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

EXHIBIT INDEX

Incorporated by Reference (if applicable)
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

3.1	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, dated February 23, 2023					X

3.2	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, dated February 23, 2023					X

10.1*	Contingent Value Rights Agreement between the Company and Rights Agent					X

10.2+	Amended and Restated 2020 Plan					X

10.3+	Form of Stock Option Agreement under the Company’s 2020 Equity Incentive Plan	S-1	333-236465	10.5	February 14, 2020

10.4+	Form of Restricted Stock Unit Agreement under the Company’s 2020 Equity Incentive Plan	10-K	001-39247	10.7	March 15, 2022

10.5+	Amendment to the Company’s 2020 Employee Stock Purchase Plan					X

10.6	Rahul Ballal Separation Agreement, dated February 23, 2023					X

10.7	Michael Gray Separation Agreement, dated February 23, 2023					X

10.8+*	Sam Kintz Confirmatory Employment Letter, dated February 23, 2023					X

10.9+*	Helen Collins Confirmatory Employment Letter, dated February 23, 2023					X

10.10+*	Benjamin Hohl Confirmatory Employment Letter, dated February 23, 2023					X

10.11+	Sam Kintz Change in Control and Severance Agreement, dated February 23, 2023					X

10.12+	Helen Collins Change in Control and Severance Agreement, dated February 23, 2023					X

10.13+	Benjamin Hohl Change in Control and Severance Agreement, dated February 23, 2023					X

10.14+	Outside Director Compensation Policy					X

10.15+#*	Consulting Agreement between Richard Heyman and Former Enliven	S-4/A	333-268300	10.5	January 9, 2023

10.16+	Form of Indemnification Agreement of the Company

10.17+	Enliven 2019 Equity Incentive Plan, as amended, including forms of agreements thereunder	S-4	333-268300	10.2	November 10, 2022

10.18+	Employee Incentive Compensation Plan					X

14.1	Code of Business Conduct and Ethics					X

16.1	Letter dated March 1, 2023 from Ernst & Young to the Securities and Exchange Commission					X

23.1	Consent of Deloitte & Touche LLP					X

99.1	Press release issued on February 23, 2023					X

99.2	Risk Factors of Enliven Therapeutics, Inc. (formerly Imara Inc.)					X

99.3	Business Section of Enliven Therapeutics, Inc. (formerly Imara Inc.)					X

99.4	Enliven Therapeutics, Inc.’s Management’s Discussion and Analysis and Results of Operations for the years ended December 31, 2021 and 2020 and for the nine months ended September 30, 2022	X

99.5	Audited financial statements of Enliven Inc. (formerly Enliven Therapeutics, Inc.) as of and for the years ended December 31, 2021 and 2020	X

99.6	Unaudited condensed financial statements of Enliven Inc. (formerly Enliven Therapeutics, Inc.) as of the nine months ended September 30, 2022 and 2021 and for each of the nine months ended September 30, 2022 and 2021	X

99.7	Unaudited pro forma condensed combined financial information for the year ended December 31, 2021 and for the nine months ended September 30, 2022	X

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Management contract or compensatory plan.
#

Certain exhibits or schedules to this exhibit have been omitted in compliance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enliven Therapeutics, Inc.

Date: March 1, 2023	By:	/s/ Samuel Kintz
	Name:	Samuel Kintz
	Title:	President and Chief Executive Officer